Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement on Form S-8 (File No. 333-131313) of Computer Software Innovations, Inc. of our report, dated March 4, 2008 related to the consolidated financial statements of Computer Software Innovations, Inc. as of and for the years ended December 31, 2007 and 2006, appearing in the Computer Software Innovations, Inc. 2007 Annual Report on Form 10-K.

/s/ Elliott Davis, LLC

Greenville, South Carolina
March 10, 2008